UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Asset-Based Revolving Credit Facility and Term Loan Facility

On August 7, 2014, Abercrombie & Fitch Co. (the “Registrant”), through its subsidiary Abercrombie & Fitch Management Co. (“A&F Management”) as the lead borrower (collectively with the Registrant and certain other subsidiaries as borrowers or guarantors, the “Company”), entered into an asset-based revolving credit agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, N.A as administrative agent, letter of credit issuer and swing line lender and other lenders party thereto from time to time. The ABL Credit Agreement provides for a senior secured revolving credit facility of up to $400 million (the “ABL Facility”), subject to a borrowing base, with a letter of credit sub-limit of $100 million and an accordion feature allowing the Company to increase the revolving commitment by up to $100 million subject to certain conditions specified therein. The ABL Facility is available for working capital and other general corporate purposes.

The Company also entered into a term loan credit agreement (the “Term Loan Credit Agreement”) on August 7, 2014 with Wells Fargo Bank, N.A. as administrative agent and other lenders party thereto from time to time, which provides for a term loan facility of $300 million (the “Term Loan Facility” and, together with the ABL Facility, the “Credit Facilities”) and incremental term loans up to $250 million, with the ability to incur additional incremental term loans subject to certain conditions, including the achievement of certain leverage ratio requirements specified therein. A portion of the proceeds of the Term Loan Facility were used, in part (a) to repay the outstanding balance of approximately $128 million under the Company’s existing term loan facility, (b) to repay outstanding borrowings of approximately $60 million under the Company’s existing revolving credit facility and (c) to pay fees and expenses associated with the transaction. The balance of the proceeds of the Term Loan Facility will be used for working capital and general corporate purposes not otherwise prohibited by the Term Loan Credit Agreement.

Maturity, Amortization and Prepayments

The ABL Facility will mature on August 7, 2019. The Term Loan Facility will mature on August 7, 2021 and will amortize at a rate equal to 0.25% per quarter. The Term Loan Facility is subject to (a) an annual mandatory prepayment in an amount equal to 0% to 50% of the Company’s excess cash flows in the preceding fiscal year, depending on the Company’s secured leverage ratio and (b) certain other mandatory prepayments upon receipt by the Company of proceeds of certain debt issuances, asset sales and casualty events, subject to certain exceptions specified therein, including reinvestment rights.

Guarantees and Security

All obligations under the Credit Facilities are unconditionally guaranteed by the Registrant and certain of its subsidiaries. The ABL Facility is secured by a first-priority security interest in certain working capital of the borrowers and guarantors consisting of accounts receivable, inventory and certain other assets. The Term Loan Facility is secured by a second-priority security interest in the same collateral, with certain exceptions.

The Term Loan Facility is also secured by a first priority security interest in certain property and assets of the borrowers and guarantors, including certain fixed assets, intellectual property, stock of subsidiaries and certain after-acquired material real property. The ABL Facility is secured by a second-priority security interest in the same collateral.

Interest and Fees

Amounts borrowed under the ABL Facility bear interest, at the Company’s option, at either an adjusted LIBOR rate plus a margin of 1.25% to 1.75% per annum, or an alternate base rate plus a margin of 0.25% to 0.75% per annum. The initial applicable margins with respect to LIBOR loans and base rate loans, including swing line loans, under the ABL Facility are 1.50% and 0.50% per annum, respectively, and are subject to adjustment each fiscal quarter, based on average historical excess availability during the preceding quarter. The Company is also required to pay a fee of 0.25% per annum on undrawn commitments under the ABL Facility. Customary agency fees and letter of credit fees are also payable in respect of the ABL Facility.

At the Company’s option, borrowings under the Term Loan Facility will bear interest at either (a) an adjusted LIBOR rate no lower than 1.00% plus a margin of 3.75% per annum or (b) an alternate base rate plus a margin of 2.75% per annum. Customary agency fees are payable in respect of the Term Loan Facility.

Representations, Warranties and Covenants

The Facilities contain various representations, warranties and restrictive covenants that, among other things and subject to specified exceptions, restrict the ability of the Registrant and its subsidiaries to incur indebtedness (including guarantees), grant liens, make investments, pay dividends or distributions with respect to capital stock, make prepayments on other indebtedness, engage in mergers, dispose of certain assets or change the nature of their business. In addition, excess availability equal to the greater of 10% of the loan cap and $30 million must be maintained under the ABL Facility. The Facilities do not otherwise contain financial maintenance covenants.

Both Facilities contain certain affirmative covenants, including reporting requirements such as delivery of financial statements, certificates and notices of certain events, maintaining insurance, and providing additional guarantees and collateral in certain circumstances.

Events of Default

The Facilities include customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests, material judgments and change of control.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 1.02. On August 7, 2014, in connection with the entry into the Credit Facilities, (a) the Term Loan Agreement, dated February 24, 2012 and most recently amended on November 4, 2013, among the Registrant and certain of its subsidiaries, the financial institutions named therein as lenders and PNC Bank, National Association, as administrative agent, and (b) the Amended and Restated Credit Agreement, dated July 28, 2011 and most recently amended on November 4, 2013, among the Registrant and certain of its subsidiaries, the financial institutions named therein as lenders and PNC Bank, National Association, as global agent, were, in each case, terminated.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: August 7, 2014	By: /s/ Joanne C. Crevoiserat
Joanne C. Crevoiserat
Executive Vice President and Chief Financial Officer

4